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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported):  October 3, 1997


                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
             (Exact Name of Registrant as Specified in its Charter)


            Michigan                 0-21223                      38-3273911
(State or Other Jurisdiction    (Commission File No.)            (IRS Employer
of Incorporation)                                            Identification No.)

                    4295 Okemos Road, Okemos, Michigan 48805
              (Address of Principal Executive Offices)  (Zip Code)


      Registrant's telephone number, including area code:  (517) 349-6500


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

      On October 3, 1997, Professionals Insurance Company Management Group, a Michigan business corporation ("Professionals Group"), PICOM Insurance Company, a Michigan stock insurance company and a wholly-owned subsidiary of Professionals Group ("PICOM"), and Physicians Protective Trust Fund, a medical malpractice self-insurance trust fund organized under Florida Statutes Section
627.357 ("PPTF"), revised the terms of their previously-announced merger and entered into a First Amended and Restated Agreement and Plan of Merger (the "Agreement") providing for a pooling of interests of Professionals Group and PPTF. (A conformed copy of the Agreement is being filed with this Current Report on Form 8-K as Exhibit 2. Capitalized terms not otherwise defined in this Report shall have the meanings given to them in the Agreement. The following description and summary of certain provisions of the Agreement is qualified in its entirety by the Agreement, which is incorporated herein by this reference.)

      The pooling of interests of Professionals Group and PPTF contemplated by the Agreement will be accomplished through the merger of PPTF with and into a newly-formed wholly-owned insurance subsidiary of Professionals Group ("INSCO") followed immediately by the merger of INSCO with and into PICOM, with PICOM continuing on as the surviving insurance corporation. Upon consummation of these transactions, PICOM (i) will be renamed to reflect the combined insurance operations of PPTF and PICOM and (ii) will maintain regional executive offices in Okemos, Michigan and Coral Gables, Florida and local sales and service offices in Ft. Lauderdale, Orlando, Tampa and Jacksonville, Florida; Oak Brook, Illinois; Indianapolis, Indiana; and Columbus, Ohio.

      Upon the merger of PPTF with and into INSCO, and except as otherwise provided in the Agreement, the aggregate rights of Eligible Members of PPTF (the "Membership Rights") will be converted into an aggregate of 4,089,160 shares (the "Aggregate Merger Shares") of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock"). In consideration for his or her Membership Right, each Eligible Member of PPTF will be allocated and will



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be entitled to receive a portion of the Aggregate Merger Shares in accordance with an allocation formula determined by PPTF and then approved by the appropriate regulatory authorities of the State of Florida. No fractional shares of Professionals Group Common Stock will be issued to any Eligible Member and, in lieu thereof, all of said fractional shares shall be paid the cash equivalent value thereof based on the average of the daily closing prices per share of Professionals Group Common Stock as reported on the Nasdaq National Market for the period of twenty (20) business days ending on the fifth
(5th) business day prior to the Closing Date.

      The transactions contemplated by the Agreement, which are expected to be completed in the first quarter of 1998, are subject to certain regulatory approvals (including the approvals of the Insurance Commissioners of Florida and Michigan), and to the approval of the Eligible Members of PPTF and of the shareholders of Professionals Group.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  Financial Statements of Business Acquired.  Not applicable.

      (b)  Pro Forma Financial Information.  Not applicable.

      (c)  Exhibits.

           Item 601
        Regulation S-K
      Exhibit Reference
           Number              Exhibit Description
      -----------------        -------------------
             (2)               First Amended and Restated Agreement  and Plan  of Merger  dated  as of October 3, 1997, by and among Professionals Insurance Company Management Group,  PICOM Insurance Company and
                               Physicians Protective Trust Fund.
             (99)              Joint  Press Release  of  Professionals  Insurance Company  Management  Group,
                               PICOM Insurance Company and Physicians  Protective Trust Fund  issued October 3, 1997.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PROFESSIONALS INSURANCE COMPANY
                                 MANAGEMENT GROUP



Date:      October 8, 1997       By: /s/ Victor T. Adamo
                                    ---------------------------------
                                       Victor T. Adamo
                                       President and
                                       Chief Executive Officer









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